UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

STANLEY BLACK & DECKER, INC

(Exact name of Registrant as specified in its charter)

Connecticut	1-5244	06-0548860
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Stanley Drive

New Britain, Connecticut 06053

(Address of principal executive offices)

Registrant’s telephone number: (860) 225-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 13, 2012, Stanley Black & Decker, Inc. (the “Registrant”) with The Black & Decker Corporation, as Subsidiary Guarantor, entered into a 364-Day Credit Agreement by and among the Registrant, the Subsidiary Guarantor, each of the initial lenders named therein, Citibank, N.A., as administrative agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead arrangers and book runners, and JPMorgan Chase Bank, N.A. and Bank of America, N.A. as syndication agents, to provide for extensions of credit and revolving commitments up to an aggregate of $1.0 billion (the “Credit Agreement”).

The Credit Agreement replaces the 364-Day Credit Agreement dated as of July 22, 2011 among the Registrant, the Subsidiary Guarantor and the lenders parties thereto.

The Credit Agreement consists of a $1.0 billion revolving credit loan. Borrowings under the Credit Agreement bear interest at a floating rate or rates equal to, at the option of the Registrant, the Eurocurrency rate or the prime rate, plus a margin specified in the Credit Agreement for Eurocurrency rate advances. A certain amount of the borrowings may be made in Euros or Pounds Sterling by certain designated subsidiaries of the Registrant.

The Registrant must repay all advances by the earlier of (i) July 12, 2013 or (ii) the date of termination in whole, at the election of the Registrant, of the commitments by the lenders under the Credit Agreement (the “Termination Date”). The Credit Agreement provides the Registrant with the right to request prior to the Termination Date to convert all outstanding advances to a term loan with a maturity date no later than July 13, 2014.

None of the proceeds from the Credit Agreement were drawn down at closing. The Registrant may be required to prepay any borrowings under the Credit Facility upon a change of control.

The Credit Agreement contains covenants that include, among other things:

•	maintenance of an EBITDA interest covenant ratio which provides for the exclusion of certain restructuring charges as well as certain adjustments to reported interest

•	a limitation on creating liens on certain property of the Registrant and its subsidiaries;

•	a restriction on mergers, consolidations and sales of substantially all of the assets of the Registrant or its subsidiaries; and

•	a restriction on entering into certain sale-leaseback transactions.

The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Registrant might be required to repay all amounts outstanding under the Credit Agreement.

The investment banking firms that are a party to the Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Registrant and certain of its subsidiaries and affiliates.

The description contained herein is a summary of certain material terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	364-Day Credit Agreement, dated as of July 13, 2012, by and among the Registrant, the Subsidiary Guarantor, the lenders named therein, Citibank, N.A., as Administrative Agent, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as lead arrangers and book runners, and JPMorgan Chase Bank, N.A. and Bank of America, N.A. as syndication agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2012

Stanley Black & Decker, Inc.

By:	/s/ BRUCE H. BEATT
Bruce H. Beatt
Senior Vice President, General Counsel and Secretary